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                                                                       EXHIBIT 1


                                3,807,294 SHARES

                               TCA CABLE TV, INC.

                                  COMMON STOCK

                            PLACEMENT AGENT AGREEMENT

                                  May __, 1998

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
277 Park Avenue
New York, NY 10172

Dear Sirs:

         The Estate of Robert M. Rogers, Deceased (the "ESTATE") owns or has the right to acquire 3,774, 594 shares of the common stock, par value $0.10 per share (the "COMMON STOCK"), of TCA Cable TV, Inc., a Texas corporation (the "COMPANY"); and the Rogers Property Trust (the "TRUST") owns or has the right to acquire 150,000 shares of the Common Stock of the Company. The Estate and the Trust (collectively, the "SELLERS") have severally appointed you as their exclusive placement agent (the "PLACEMENT AGENT") in connection with the sale of 3,707,294 shares of Common Stock owned by the Estate and 100,000 shares owned by the Trust (collectively, the "SHARES"). The Company has agreed to assist each Seller in the orderly disposition of the Shares in an Agreement dated as of April 29, 1998 (the "COMPANY AGREEMENT") among the Company and the Sellers.

         The Common Stock, including the Shares, has attached thereto rights (the "RIGHTS") to purchase one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company at a price of $170 per share exercisable only upon the occurrence of certain events. The Rights have been issued pursuant to a Rights Agreement dated as of January 15, 1998 (the "RIGHTS AGREEMENT") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement, including the exhibits thereto, as amended, to the date of this Agreement is hereinafter referred to as the "REGISTRATION STATEMENT." The prospectus previously furnished to you relating to the




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Registration Statement in the form to be used to confirm sales of the Shares is hereinafter referred to as the "BASIC PROSPECTUS." The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), a supplement (the "PROSPECTUS SUPPLEMENT") to the Basic Prospectus relating to the offering of the Shares pursuant to this Agreement. The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement in the form first used to confirm sales of the Shares. As used herein, the terms "Registration Statement", "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     The Placement Agent, acting as agent for the Sellers, will use reasonable efforts to solicit offers to purchase the Shares in accordance with the terms of the Company Agreement for settlement at 9:00 A.M. (New York City time) on May , 1997 or such other time on the same or such other date as the Placement Agent and the Sellers shall agree in writing. The time and date of the delivery of the Shares to be sold is hereinafter referred to as the CLOSING DATE.

     In connection with the proposed offering and sale of the Shares, the parties hereto agree as follows:

     SECTION 1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with you and each Seller that:

           (a) The Registration Statement has become effective; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

           (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act; (ii) the Registration Statement, when it became effective, did not contain, and as of the date of this Agreement does not contain, and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement, the Basic Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the


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       Securities Act; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to (a) the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use therein or (b) the Sellers furnished to the Company in writing by the Sellers expressly for use therein.

           (c) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power and authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

           (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

           (e) The execution, delivery and performance of this Agreement and the Company Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or




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       any of its subsidiaries or any of their properties or assets; and
       except for the registration of the Shares under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the offering of the Shares, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Company Agreement by the Company and the consummation of the transactions contemplated hereby.

           (f) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

           (g) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act and which have not been so described or filed.

           (h) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, are reasonably likely to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

           (i) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it



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       or its property or assets may be subject, except any violation or default that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

           (j) The Company and each of its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.

           (k) The Company has full right, power and authority to execute and deliver this Agreement and the Company Agreement, and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the Company Agreement and the consummation of the transactions contemplated by this Agreement and the Company Agreement have been duly and validly taken.

           (l) There are no persons with registration or other similar rights either to have any securities registered pursuant to the Registration Statement or to have any securities otherwise registered by the Company under the Securities Act in connection with or as a result of the execution, delivery and performance of this Agreement.

           (m) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.

           (n) Any certificate signed by any officer of the Company and delivered to the Placement Agent or counsel for the Placement Agent in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Placement Agent.





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         SECTION 2. Representations and Warranties of the Sellers. Each Seller
represents and warrants to the Placement Agent that:

           (a) Such Seller is the lawful owner of the Shares which may be sold by such Seller pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

           (b) Such Seller has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Seller in the manner provided herein and in the Prospectus.

           (c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Seller.

           (d) Upon delivery of and payment for the Shares to be sold by such Seller pursuant to this Agreement, good and clear title to such Shares will pass to the purchasers thereof, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

           (e) The execution, delivery and performance of this Agreement, the compliance by such Seller with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders or qualifications as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Seller, if such Seller is not an individual, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Seller is a party or by which such Seller or any property of such Seller is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Seller or any property of such Seller.

           (f) The information in the Prospectus under the caption "Selling Shareholders" which specifically relates to such Seller does not, and will




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       not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

           (g) At any time during the period described in Section 4(e), if there is any change in the information referred to in Section 2(f), such Seller will immediately notify you of such change.

           (h) Each certificate signed by or on behalf of such Seller and delivered to the Placement Agent or counsel for the Placement Agent shall be deemed to be a representation and warranty by such Seller to the Placement Agent as to the matters covered thereby.

         SECTION 3. Placement Agent Fees, Agency Appointment. (a) For the services provided by the Placement Agent to the Sellers under this Agreement, the Sellers shall pay the Placement Agent the fees and reimburse the expenses previously agreed to in the letter agreement dated as of March 24, 1998, as amended on April , 1998, among the Placement Agent and the Sellers (the "ENGAGEMENT LETTER").

          (b) In acting under this Agreement and in connection with the sale of any Shares by a Seller, the Placement Agent is acting solely as agent of each Seller and does not assume any obligation towards or relationship of agency or trust with any purchaser of Shares. The Placement Agent shall make reasonable efforts to assist the Sellers in obtaining performance by each purchaser whose offer to purchase Shares has been solicited by the Placement Agent and accepted by a Seller, but the Placement Agent shall not have any liability to the Sellers if any such purchase is not consummated for any reason. If a Seller shall default in its obligations to deliver Shares to a purchaser whose offer it has accepted, the Seller shall hold the Placement Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to the Placement Agent the fees it would have received had such sale been consummated.

         SECTION 4.  Agreements of the Company.  The Company agrees with you:

           (a) Not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of




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       the economic consequences associated with the ownership of any shares of Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), for a period of 90 days after the date of the Prospectus Supplement without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and stock options under the Company's existing stock option plan. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Prospectus Supplement without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation.

           (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective and (iv) of the happening of any event during the period referred to in Section 4(e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

           (c) To furnish to you two signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and the Placement Agent such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, but including documents incorporated by reference as you may reasonably request.




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           (d) To prepare the Prospectus, the form and substance of which shall be reasonably satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 4(e) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Basic Prospectus or Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Basic Prospectus or Prospectus which may be necessary or advisable in connection with the solicitation by you of offers to purchase the Shares, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

           (e) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Placement Agent a prospectus is required by law to be delivered in connection with the solicitation by the Placement Agent of offers to purchase the Shares, to furnish in New York City to the Placement Agent as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) and any documents incorporated therein by reference, as the Placement Agent may reasonably request.

           (f) If during the period specified in Section 4(e), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Placement Agent, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Placement Agent as many copies thereof as the Placement Agent may reasonably request.

           (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Placement Agent in connection with the registration or qualification of the Shares for offer and sale by the Placement Agent and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration




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       or qualification in effect so long as required for offering of the
       Shares in accordance with the Company Agreement and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

           (h) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending July 31, 1998 that shall satisfy the provisions of Section 11(a) of the Securities Act, and to advise you in writing when such statement has been so made available.

         SECTION 5. Lockup Agreement of the Sellers. Each Seller agrees with you not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except for the sale of Shares contemplated by this Agreement, for a period of 90 days after the date of this Agreement without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, each Seller agrees that, for a period of 90 days after the date of this Agreement without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

         SECTION 6. Conditions to Purchase Obligations. The obligation of any party to purchase the Shares on the Closing Date, whose offer to purchase the Shares has been solicited by the Placement Agent and accepted by a Seller, will be subject to the following conditions:





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           (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

           (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

           (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Fred R. Nichols and Jimmie F. Taylor, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, confirming (i) the matters set forth in Sections 6(a) and 6(b), (ii) that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date and (iii) since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) (A) there shall not have occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (B) there shall not have been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (C) neither the Company nor any of its subsidiaries shall have incurred any material liability or obligation, direct or contingent.

           (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 6(c)(ii), 6(d)(i), 6(c)(ii), 6(d)(ii) or 6(c)(ii), 6(d)(iii) of this Section, in your judgment, is material




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       and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

           (e) All the representations and warranties of each Seller contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received on the Closing Date a certificate dated the Closing Date from each Seller to such effect and to the effect that such Seller has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Seller on or prior to the Closing Date.

           (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Placement Agent), dated the Closing Date, of Jackson Walker LLP, counsel for the Company, to the effect that:

               (i) each of the Company, and its subsidiaries listed in Schedule I hereto (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated or formed and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized or as a partnership under the laws of the jurisdiction in which it is formed, with full power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or partnership and is in good standing, or is duly qualified to do business as a foreign partnership, in each case under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to be so incorporated or formed or qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

               (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries, to the knowledge of such counsel, free and clear of any security interests, claims, liens or encumbrances;



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               (iii) the Company's authorized equity capitalization is as set forth in the Final Prospectus; and the Shares conform to the description thereof contained in the Prospectus; and, authorization for the listing of the Shares on the Nasdaq National Market has been given;

               (iv) the Shares have been duly and validly authorized and issued and are fully paid and non-assessable;

               (v) the Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized and issued by the Company; and the Series A Junior Participating Preferred Stock, par value $1.00 per share, has been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

               (vi) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

               (vii) based on advice from the Commission, the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus and Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange
          Act and the respective rules thereunder; and such counsel has no reason to believe that at time the Registration Statement became effective or on the date hereof the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or the date of such opinion includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (viii) this Agreement has been duly authorized, executed and delivered by the Company;

               (ix) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Company Agreement or for the consummation of the transactions contemplated herein or therein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the distribution of the Shares by the Sellers and such other approvals (specified in such opinion) as have been obtained;

               (x) neither the execution and delivery of this Agreement, the Company Agreement nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries or any of its or their properties or assets;

               (xi) to the best of such counsel's knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

                  (xii) the statements set forth under the caption "Business
             Legislation and Regulation" in the Company's Annual Report on Form 10-K for the year ended October 31, 1997, to the extent they represent statements or summaries of legal matters, are true and correct.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas or the Federal laws of the United States, and as to matters covered in Section 6(f)(xii), to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (f) include any supplements thereto at the Closing Date.

         The opinion of Jackson Walker LLP described in Section 6(f) above shall be rendered to you at the request of the Company and the Sellers and shall so state therein.

               (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Placement Agent), dated the Closing Date, of Campbell & Riggs, counsel for the Sellers, to the effect that:

                       (i) each Seller is the lawful owner of the Shares to be
                  sold by such Seller pursuant to this Agreement and has good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

                      (ii) each Seller has full legal right, power and
                  authority, and all authorization and approval required by law, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Seller in the manner provided herein;

                     (iii) upon delivery of and payment for the Shares to be
                  sold by each Seller pursuant to this Agreement, good and clear title to such Shares will pass to the purchaser thereof, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever; and

                      (iv) the execution, delivery and performance of this
                  Agreement, the compliance by such Seller with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders or qualifications as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Seller, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Seller is a party or by which any property of such Seller is bound or (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Seller or any property of such Seller.

               (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Cravath, Swaine & Moore, counsel for the Placement Agent, with respect to the Registration Statement, the Prospectus (together with any supplement thereto), the Shares and other related matters as the Placement Agent or the purchasers of the Shares may reasonably require, and the Company and the Sellers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Coopers & Lybrand, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Registration Statement and the Prospectus.

               (j) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

               (k) The Company and the Sellers shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the

         Company or the Sellers, as the case may be, on or prior to the Closing Date.

         SECTION 7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Placement Agent, its directors, its officers and each person, if any, who controls the Placement Agent within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent or a Seller furnished in writing to the Company by the Placement Agent or such Seller expressly for use therein.

          (b) The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each Seller and each person, if any, who controls such Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Placement Agent but only with reference to information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Placement Agent shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Placement Agent). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Placement Agent, its officers and directors and all persons, if any, who control the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Sellers and all persons, if any, who control any Seller within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Placement Agent, its officers and directors and such control persons of the Placement Agent, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Sellers and such control persons of any Sellers, such firm shall be designated in writing by Kanaly Trust Company. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers and the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers and the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Company on the one hand and the Placement Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting commissions but before deducting expenses) received by the Sellers, and the total commissions received by the Placement Agent, bear to the total price to the public of the Shares. The relative fault of the Sellers and the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Sellers on the one hand or the Placement Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to the public exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity, including, but not limited to the rights and remedies available under the Company Agreement and the Engagement Letter.

          (f) Each Seller hereby designates Kanaly Trust Company, 4550 Post Oak Place Drive, Houston, Texas 77027, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by the Placement Agent, any director or officer of the Placement Agent or any person controlling the Placement Agent asserting a claim for indemnification or contribution under or pursuant to this Section 7, and each Seller will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Seller, at the address for notices specified in Section 8 hereof.

         SECTION 8. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to TCA Cable TV, Inc., 3015 SSE Loop 323, Tyler, Texas 75713-0489, (ii) if to the Sellers, to Kanaly Trust Company, 4550 Post Oak Place Drive, Houston, Texas 77027 and (iii) if to the Placement Agent, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Sellers and the Placement Agent set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of Placement Agent, the officers or directors of the Placement Agent, any person controlling the Placement Agent, the Company, the officers or directors of the Company, any person controlling the Company, any Seller or any person controlling such Seller, (ii) acceptance of the Shares and payment for them by a purchaser and (iii) termination of this Agreement.

         The Company agrees to reimburse the Placement Agent, their directors and officers and any persons controlling the Placement Agent for any and all fees and expenses (including, without limitation, the fees and disbursements of counsel) incurred by them in connection with enforcing its rights hereunder against the Company or the Sellers, as the case may be, (including, without limitation, pursuant to Section 7 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Sellers, the Placement Agent, the Placement Agent's directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement, except for the rights provided to purchasers of the Shares under
Section 6.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among yourselves, the Company and each Seller.


                           Very truly yours,

                           ESTATE OF ROBERT M. ROGERS, DECEASED

                           By:     Kanaly Trust Company, in its capacity as
                                            sole independent Executor

                                   By:
                                       ------------------------------------
                                       Jeffrey C. Kanaly
                                       Vice Chairman

                           ROGERS PROPERTY TRUST

                           By: Kanaly Trust Company, in its capacity as sole Trustee

                                   By:
                                      -------------------------------------
                                      Jeffrey C. Kanaly
                                      Vice Chairman

                           TCA CABLE TV, INC.

                           By:
                              ---------------------------------------
                              Jimmie F. Taylor
                              Vice President
                              Chief Financial Officer



The foregoing Agreement is hereby
    confirmed and accepted as of
    the date first above written.

DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION

By:
   -----------------------------------
    Jill Greenthal
    Managing Director

                                   SCHEDULE I


                     [SUBSIDIARIES COVERED IN THE OPINION OF
                      JACKSON WALKER LLP]